0777 l-0309/144184333 .1 4680904 Page 2 of 27 04/30/2019 02:53 PM Thurston County WA (Real Estate Mortgage) PUGET SOUND ENERGY, INC. TO U.S. BANK NATIONAL ASSOCIATION, Trustee Ninety-Eighth Supplemental Indenture Dated as of April 30, 2019 Relating to First Mortgage Bonds Supplemental to Indenture dated as of June 2, 1924, as supplemented and modified (NOT PART OF INDENTURE) Exhibit 4.12

4680904 Page 3 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING THIS NINETY-EIGHTH SUPPLEMENTAL INDENTURE, made as of the 30th day of April, 2019, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city ofNew York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the "Trustee"), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage") from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the "Predecessor Company"), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the "Original Mortgage"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part; WITNESSETH: that WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the "Bonds") issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the "First Mortgage"); and WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l PAGE I

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restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the "Revised First Mortgage") and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the "Indenture" and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein:

Supplemental Indenture	Dated as of
Forty-Seventh Supplemental Indenture	February 1, 1961
Forty-Eighth Supplemental Indenture	November 1, 1963

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 2
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Forty-Ninth Supplemental Indenture	May 1, 1964
Fiftieth Supplemental Indenture	January 1, 1966
Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eight Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005
Eighty-Second Supplemental Indenture	April 27, 2005
Eighty-Third Supplemental Indenture	April 28, 2006
Eighty-Fourth Supplemental Indenture	September 1, 2006
Eighty-Fifth Supplemental Indenture	April 27, 2007
Eighty-Sixth Supplemental Indenture	April 29, 2008
Eighty-Seventh Supplemental Indenture	April 29, 2009

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 3
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Eighty-Eighth Supplemental Indenture	April 28, 2010
Eighty-Ninth Supplemental Indenture	April 26, 2011
Ninetieth Supplemental Indenture	April 30, 2012
Ninety-First Supplemental Indenture	April 30, 2013
Ninety-Second Supplemental Indenture	May 1, 2013
Ninety-Third Supplemental Indenture	April 29, 2014
Ninety-Fourth Supplemental Indenture	April 29, 2015
Ninety-Fifth Supplemental Indenture	April 25, 2016
Ninety-Sixth Supplemental Indenture	April 27, 2017
Ninety-Seventh Supplemental Indenture	April 27, 2018

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Three Hundred Million Dollars ($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
One Hundred Million Dollars ($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars ($138,460,000)	3.90% 2013A Series II Pledged First Mortgage Bonds due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	4.00% 2013B Series II Pledged First Mortgage Bonds due March 1, 2031
Two Hundred Fifty Million Dollars ($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035
Three Hundred Million Dollars ($300,000,000)	6.274% Pledged First Mortgage Bonds due March 15, 2037

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 4
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4680904 Page 7 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Principal Amount of Bonds Three Hundred Fifty Million Dollars ($350,000,000) Three Hundred Million Dollars ($300,000,000) Two Hundred Fifty Million Dollars ($250,000,000) Forty-Five Million Dollars ($45,000,000) Four Hundred Twenty-Five Million Dollars ($425,000,000) Six Hundred Million Dollars ($600,000,000) 5.757% Pledged First Mortgage Bonds due October 1, 2039 5.638% Pledged First Mortgage Bonds due April 15, 2041 4.434% Pledged First Mortgage Bonds due November 15, 2041 4.70% Pledged First Mortgage Bonds due November 15, 2051 4.30% Pledged First Mortgage Bonds due May 20, 2045 4.223% Pledged First Mortgage Bonds due June 15, 2048 which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l PAGES

4680904 Page 8 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and WHEREAS, the Company desires to execute and deliver this Ninety-Eighth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture. NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed ofby the Company free from the lien of the Indenture in accordance with the provisions thereof: NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333.1 PAGE6

4680904 Page 9 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOT ARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following: All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit: NINETY-EIGHTH SUPPLEMENT AL INDENTURE 07771-0309/\44184333 I PAGE7

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List of Real Estate in the State of Washington Acquired by Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically Described in Any Prior Supplemental Indenture

<u>IN SKAGIT COUNTY, WASHINGTON:</u>

Property 1

Document:

Statutory Warranty Deed from Mary Lee Mitchell to Puget Sound Energy, Inc., a Washington corporation, Skagit County Auditor's File No. 201812200011.

Legal Description:

PARCEL "A":

That portion of the Southwest 1/4 of the Northeast 1/4 of Section 17, Township 35 North, Range 5 East W.M., lying Southerly of SR-20 and Northerly of the Great Northern Railway right of way, EXCEPT County road rights of way, AND EXCEPT the following described tracts:

1.) The East 30 feet of the North 25 feet of said Southwest 1/4 of the Northeast 1/4.

2.) Beginning at the intersection of the Southerly line of SR-20 and the East line of the Helmick County Road along the West line of said subdivision; thence Easterly along the Southerly line of said SR-20, a distance of 310 feet; thence South to the North line of the Great Northern Railway Company's right of way; thence Westerly along the North line of said right of way to the East line of said Helmick County Road; thence North along the East line of said road to the point of beginning.

PARCEL "B":

That portion of the West 1/2 of the Southeast 1/4 of the Northeast 1/4 of Section 17, Township 35 North, Range 5 East W.M., lying North of the Great Northern Railway Company right of way.

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 8
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4680904 Page 11 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING PARCEL "C": That portion of the South 1/2 of the South 1/2 of the Northwest 1/4 of the Northeast 1/4 of Section 17, Township 35 North, Range 5 East W.M., lying So:uth of the State Highway right of way, as conveyed to the State of Washington under Deed dated February 18, 1948, and recorded April 15, 1948, under Auditor's File No. 416923, records of Skagit County, Washington, EXCEPT County road. PARCEL "D": The East 30 feet of the North 25 feet of the Southwest 1/4 of the Northeast 1/4 of Section 17, Township 35 North, Range 5 East W.M. Tax Parcel Nos.: P39263, 350517-1-010-0001 NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333 .1 PAGE9

4680904 Page 12 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING SKAGIT COUNTY, WASHINGTON CONTINUED: Property 2 Document: Quitclaim Deed from Glacier Northwest, Inc., a Washington corporation, to Puget Sound Energy, Inc., a Washington corporation, Skagit County Auditor's File No. 201812280097. Legal Description: PARCEL "A": Beginning at a point on the South boundary of Lot 10, in Section 2, Township 35 North, Range 8 East, W.M., which is 1929.3 feet Easterly from the Southwest corner of said Section 2, and 889.3 feet Easterly from the East boundary of the County Road running through said Lot 10; thence North, 1006.8 feet; thence North 29°10'40" West, 1583.3 feet; thence North 13°42'40" West, 198.76 feet to a point on the North boundary of Lot 7, in said Section 2, which is 1081.67 feet Easterly from the quarter corner on the West side of said Section 2, and which is a distance of 101.67 feet from the East boundary of said County Road; thence along the North border of said Lot 7 Easterly 4.83 feet to a point which is 1086.5 feet Easterly from the quarter corner on the West side of Section 2; thence North 0°17'15" West, 117.9 feet along the 440 contour line (U.S.G.S. datum); thence North 17°18'45" East, 80.6 feet; thence North 35°49'15" East, 62.9 feet; thence North 39°30'15" East, 86.0 feet; thence North 21 °29'15" East, 154.8 feet; thence North 19°35'15" East, 131.5 feet; thence North 61°10'15" East, 95.0 feet; thence North 89°53'15" East, 80.00 feet; thence North 65°38'15" East, 498.7 feet; thence North 57°46'45" East, 185.2 feet; thence North 79°32'15" East, 46.7 feet; thence South 73°59'15" East, 154.1 feet; thence North 83°27'30" East, 92.2 feet; thence South 89°54'30" East, 97.7 feet; thence North 88°57'00" East, 175.6 feet; thence South 49°28'00" East, 115.2 feet; thence South 14°02'30" East, 94.9 feet; thence South 33°40'00" East, 105.6 feet; thence South 42°22'00" East, 102.5 feet; thence South 22°43'30" East, 119.4 feet; thence North 32°41'30" East, 129.4 feet; thence North 00°55'00" West, 48.7 feet; thence North 85°19'00" East, 243.9 feet; thence North 60°55'30" East, 216.7 feet; thence North 39°35'30" East, 154.2 feet; thence North 19°59'45" East, 102.9 feet; thence North 82°33'15" East, 89.5 feet thence North 20°27'15" West, 105.4 feet; thence North 17°27'15" East, 173.6 feet; thence North 02°46'15" West, 103.4 feet; thence North 56°36'45" East, 128.0 feet; thence North NINETY-EIGHTH SUPPLEMENTAL INDENTURE 0777 l-0309/144184333 1 PAGE 10

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65°39'15" East, 131.6 feet; thence North 20°58'15" East, 350.9 feet; thence North 30°44'15" East, 243.4 feet; thence North 17°10'30" West, 178.6 feet; thence North 26°24'30" West, 136.7 feet; thence South 87°01'00" East, 101.8 feet; thence North 77°05'30" East, 240.9 feet; thence North 10°45'00" East 115.9 feet; thence North 24°14'30" East, 160.95 feet to a point on the North line of said Section 2, which point is the intersection of the 440 Contour line U.S.G.S. Datum, and the North line of said Section; thence East along the North line of said Section 2, a distance of 907.71 feet to the section corner common to Sections 35 and 36, Township 36 North, Range 8 East, W.M., and Sections 1 and 2, Township 35 North, Range 8 East, W.M.; thence continue East along the North line of said Section 1, to the North quarter corner thereof; thence South along the centerline of said Section to the Southeast corner of the North 1/2 of the Southwest 1/4 of said Section 1; thence West along the South line of said North 1/2 of the Southwest 1/4 to the Southwest corner thereof; thence continue West along the South line of the North 1/2 of the Southeast 1/4 of said Section 2, to the Southwest corner thereof; thence South along the East line of Government Lot 10, of said Section 2, to the Southeast corner thereof; thence West along the South line of Government Lot 10, of said Section 2, to the point of beginning;

EXCEPT County Road right-of-way for the Old Baker River Road sometimes referred to as the Old Baker River Trail;

ALSO EXCEPT that portion thereof established as a county right-of-way by document recorded as Auditor's File No. 200702080041.

TOGETHER WITH that portion of the Lake Shannon Road right-of-way established by Auditor's File No. 193867 and later vacated by Auditor's File No. 200706010054, that has reverted thereto by operation of law.

PARCEL "B":

The Southwest 1/4 of the Southwest 1/4 of Section 36, Township 36 North, Range 8 East, WM.;

EXCEPT County Road right-of-way for the Old Baker River Road sometimes referred to as the Old Baker River Trail.

ALSO EXCEPT that portion thereof established as a county right-of-way by document recorded as Auditor's File No. 200702080041;

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 11
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4680904 Page 14 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING TOGETHER WITH that portion of the Lake Shannon Road right-of-way established by Auditor's File No. 193867 and later vacated by Auditor's File No. 200706010054 that has reverted thereto by operation oflaw. PARCEL "C": That portion of Government Lot 1 of Section 11, Township 35 North, Range 8 East, W.M., more particularly described as follows: Commencing at the Southeast corner of Government Lot 1 of Section 11; thence North 00° 45' West 217 .5 feet along the East boundary of said quarter-quarter section; thence South 89°32'53" West 178.7 feet; thence North 26°27'07" West 912.7 feet to the Western boundary of the county road; thence along said Western boundary of the county road 912 feet to the Northeast corner of the bridge crossing the Baker River; thence continuing along said county road to where said road intersects the Southern boundary of said quarter-quarter section; thence East along said Southern boundary to the point of beginning. EXCEPT the four following described portions thereof: 1) Any portion thereof lying within the Baker River Road right-of-way. 2) Any portion thereof lying within the East Main Street right-of-way. 3) That portion thereof conveyed to the Puget Sound Power & Light Company by deed recorded June 30, 1967 as Auditor's File No. 701519. 4) Any portion thereof lying within those tracts conveyed to the Puget Sound Power & Light Company by deeds recorded April 16, 1925, April 16, 1925 and May 7, 1925 as Auditor's File Nos. 182826, 182827 and 183520, respectively. PARCEL"D": That portion of Government Lot 3 of Section 11, Township 35 North, Range 8 East, W.M., lying Northerly of the former county road right-of-way now known as East Main Street; EXCEPT the former right-of-way of the Great Northern Railway Company; ALSO EXCEPT that portion thereof lying Southerly of said former railroad right-of-way; and ALSO EXCEPT that portion thereof, if any, lying within the Baker River Road right-of-way. NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l PAGE 12

4680904 Page 15 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOT ARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING PARCEL "E": That portion of the Southeast 1/4 of the Northwest 1/4 of Section 11, Township 35 North, , _Range 8 East, W.M. lying Northerly of the former right-of"7way of the Great Northern Railway Company; EXCEPT that portion thereof lying within both the plat of "Everett's First Addition to Concrete, Skagit County, WA" and the roads shown thereon per the plat filed in Volume 3 of Plats at page 76, records of Skagit County; EXCEPT that portion thereof, if any, lying within East Main Street right-of-way. PARCEL "F": Government Lots 7 and 8 of Section 11, Township 35 North, Range 8 East, W.M. EXCEPT the right-of-way conveyed to the Seattle and Northern Railway Company by deed recorded April 7, 1902 as Auditor's File No. 39448 in Volume 46 of Deeds, Page 438, records of Skagit County, Washington; ALSO EXCEPT that portion thereof conveyed to Skagit County by deed recorded July 31, 1930 as Auditor's File No. 235932 in Volume 155 of Deeds, Page 346, records of Skagit County, Washington; AND FURTHER EXCEPT that portion thereof conveyed to the State of Washington by deed recorded October 24, 1962 as Auditor's File No. 627849 in Volume 326 of Deeds, Page 532, records of Skagit County, Washington; AND FURTHER EXCEPT those portions thereoflying within the existing and as built rights-of way for State Route 20; AND FURTHER EXCEPT those portions thereof, if any, lying within the bed and shores or the former bed and shores of the Skagit River. PARCEL "G": All that portion of Lot 1, Section 12, Township 35 North, Range 8 East, W.M. lying North and East of a line parallel to and 40 feet Northeasterly from the following described centerline: Beginning at a point on the South line of Section 12, which point is 68 feet, more or less, from the center line of the right of way of the Great Northern Railway as measured along said section line; thence North 33°58' West, 260 feet, more or less; thence on a curve to the left, having a radius of2865 feet, a distance of 198.33 feet; thence tangent North 37°56' West 232 feet; thence on a curve to the left, having a radius of 716.25 feet a distance of 147.71 feet; thence tangent North 44°46' West 632.4 feet; thence on a curve to the left having a radius of 1910 feet a distance of 145 feet more or less, to the West line of Section 12. EXCEPT the Great Northern Railroad right-of-way, if any; ALSO EXCEPT that portion thereof conveyed NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333.1 PAGE 13

4680904 Page 16 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING to Skagit County by deed recorded July 31, 1930 as Auditor's File No. 255932 in Volume 155 of Deeds, Page 346, records of Skagit County, Washington; AND FURTHER EXCEPT that portion, if any, conveyed to Thelma Evensen by deed recorded October 11, 1940 as Auditor's File No. 33041 in Volume 181 of Deeds, Page 454, records of Skagit County, Washington; AND FURTHER EXCEPT that portion thereof, if any, lying within the existing as-built rights-of-way for State Route 20; AND FURTHER EXCEPT those portions thereof, if any, lying within the bed and shores of the Skagit River and/or the former bed and shores of the Skagit River. PARCEL "H" The North 1/2 of the Northeast 1/4 and the Southeast 1/4 of the Northeast 1/4 and the Northeast 1/4 of the Northwest 1/4 and the Southwest 1/4 of the Northwest 1/4 and the Northwest 1/4 of the Southwest 1/4 and the Southeast 1/4 of the Southwest 1/4 and the Northeast 1/4 of the Southeast 1/4 and the South 1/2 of the Southeast 1/4, all in Section 12, Township 35 North, Range 8 East, W.M. PARCEL "I": The North 1/2 of the Northeast 1/2 and the North 1/2 of the Southeast 1/4 of the Northeast 1/4 and the North 1/2 of the Southwest 1/4 of the Northeast 1/4; all in Section 13, Township 35 North, Range 8 East, W.M.; EXCEPT the three following described tracts: 1) Any portion of the above described subdivisions lying Southerly and Easterly of Jackman Creek. 2) That portion of the above described North½ of the Southwest 1/4 of the Northeast 1/4 lying within those premises sold on Contract recorded 8/1/1933 as Auditor's File No. 257244 to Harry J. Theodoratus, et ux. 3) Those portions of the North 1/2 of the Southwest 1/4 of the Northeast 1/4 and of the North 1/2 of the Northeast 1/4 conveyed by Deed recorded 8/1/1933 as Auditor's File No. 257243 to Ingle B. Evensen, et. ux. PARCEL "J": The Northeast 1/4 of the Northwest 1/4 of Section 13, Township 35 North, Range 8 East, W.M.; EXCEPT the three following described tracts: NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333 I PAGE 14

4680904 Page 17 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING 1) That portion thereof conveyed by Deed recorded 8/1/1933 as Auditor's File No. 257243 to Ingle B. Evensen, et ux. 2) That portion thereof conveyed by Deed recorded 8/1/1933 as Auditor's File No. 257245 to Lars Moen, et ux. 3) That portion thereof conveyed by Deed recorded 8/1/1933 as Auditor's File No. 257346 to J .R. Godrey, et ux. PARCEL "K": The Southwest 1/4 of Section 7, Township 35 North, Range 7 East, W.M.; EXCEPT those portions thereoflying Southerly of Jackman Creek. Tax Parcel Nos.: P116381 (350802-0-019-0107), P43319 (350802-0-002-0007), P43334 (350802-0-019-0008), P43337 (350802-1-003-0004), P43339 (350802-4-001-0000), P43749 (350811-0-003-0005), P43757 (350811-0-014-0002), P4 3 779 (380812-0-001-0006), P43859 (350813-1-001-0003), P44415 (350907-3-001-0006), NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l P43316 (350801-3-004-0018), P43324 (350802-0-007-0002), P43335 (350802-0-020-0005), P43338 (350802-1-004-0003), P43746 (350811-0-001-0007), P43750 (350811-0-004-0004), P43778 (350811-2-002-0002), P43783 (350812-1-001-0012), P43870 (350813-2-001-0001), P51703 (360836-3-002-0000) PAGE 15

4680904 Page 18 of 27 04/30/2019 02:53 PM Thurston County WA

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

IN THURSTON COUNTY, WASHINGTON:

Property 3

Document:

Statutory Warranty Deed from Lorie Ann Olsen to Puget Sound Energy, Inc., a Washington corporation, Thurston County Auditor's File No. 4660708.

Legal Description:

Parcel 4 of Large Lot Subdivision No. LLS-0440, as recorded June 8, 1987 under Auditor's File No. 8706080133.

Situate in the County of Thurston, State of Washington.

Tax Parcel No.:

217-07-220101

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 16
07771-0309/144184333.1

4680904 Page 19 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN THURSTON COUNTY, WASHINGTON CONTINUED: Property 4 Document: Statutory Warranty Deed from Shane Savage and Shame S. Clark to Puget Sound Energy, Inc., a Washington corporation, Thurston County Auditor's File No. 4663303. Legal Description: PARCEL 1 OF LARGE LOT SUBDIVISION NO. LLS-970436TC, AS RECORDED SEPTEMBER 25, 1998, UNDER AUDITOR'S FILE NOS. 3181559 AND 3181560. Tax Parcel No.: 217-07-230001 NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l PAGEi?

4680904 Page 20 of 27 04/30/2019 02:53 PM Thurston County WA

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

IN THURSTON COUNTY, WASHINGTON CONTINUED:

Property 5

Document:

Statutory Warranty Deed from Carl D. Teitge and Leanna J. Long to Puget Sound Energy, Inc., a Washington corporation, Thurston County Auditor's File No. 4663918.

Legal Description:

PARCEL A:

LOTS 1 AND 2 OF LARGE LOT SUBDIVISION NO. LLS-06-106124TC, AS RECORDED DECEMBER 29, 2009 UNDER AUDITOR'S FILE NO. 4128878.

PARCEL B:

LOTS 1 AND 2 OF LARGE LOT SUBDIVISION NO. LLS-06-106116TC, AS RECORDED DECEMBER 29, 2009 UNDER AUDITOR'S FILE NO. 4128884.

PARCEL C:

LOTS 1 AND 2 OF LARGE LOT SUBDIVISION NO. LLS-06-106120TC, AS RECORDED DECEMBER 30, 2009 UNDER AUDITOR'S FILE NO. 4129175.

PARCEL D:

LOTS 1 AND 2 OF LARGE LOT SUBDIVISION NO. LLS-06-106122TC, AS RECORDED DECEMBER 29, 2009 UNDER AUDITOR'S FILE NO. 4128882.

IN THURSTON COUNTY, WASHINGTON.

Tax Parcel No.:

136-32-110303, 136-32-110304, 136-32-110401, 136-32-110402, 136-32-110801, 136-32-110802, 136-32-110901, 136-32-110902

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 18
07771-0309/144184333 1

4680904 Page 21 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOT ARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN THURSTON COUNTY, WASHINGTON CONTINUED: Property 6 Document: Statutory Warranty Deed from William D. Doss and Joann L. Doss to Puget Sound Energy, Inc., a Washington corporation, Thurston County Auditor's File No. 4662223. Legal Description: Lot 6 of Large Subdivision No. LLS-961409TC, as recorded October 1, 1998, under Auditor's File Nos. 3182836 and 3182837. Tax Parcel No.: 8281-01-006-00 NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l PAGE 19

4680904 Page 22 of 27 04/30/2019 02:53 PM Thurston County WA

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

IN THURSTON COUNTY, WASHINGTON CONTINUED:

Property 7

Document:

Statutory Warranty Deed from Jim Mortensen and Diane Mortensen to Puget Sound Energy, Inc., a Washington corporation, Thurston County Auditor's File No. 4663302.

Legal Description:

THE NORTH 350 FEET OF THAT PORTION OF THE NORTH HALF OF THE NORTHEAST QUARTER OF SECTION 17, TOWNSHIP 17 NORTH, RANGE 2 WEST, W.M., LYING NORTHWESTERLY OF COUNTY ROAD KNOWN AS LITTLEROCK ROAD.

Situate in the County of Thurston, State of Washington.

Tax Parcel No.:

127-17-120100

NINETY-EIGHTH SUPPLEMENTAL INDENTURE
07771-0309/144184333.1 PAGE 20

4680904 Page 23 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING ARTICLE ONE MISCELLANEOUS SECTION 1.01 This Ninety-Eighth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein. SECTION 1.02 The Trustee has accepted the amendment of the Indenture effected by this Ninety-Eighth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Ninety-Eighth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company. SECTION 1.03 The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Ninety-Eighth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333.1 PAGE21

4680904 Page 24 of 27 04/30/2019 02:53 PM Thurston County WA ANY WRITING, TEXT, INITIALS, REVISIONS OR NOT ARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture. SECTION 1.04 This Ninety-Eighth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. SECTION 1.05 Although this Ninety-Eighth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 30, 2019, the actual date or dates of execution by the Company are as indicated by the acknowledgment(s) hereto annexed. [The remainder of this page intentionally left blank] NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333. l PAGE22

NINETY-EIGHTH SUPPLEMENTAL INDENTURE PAGE 23 07771-0309/144184333.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Ninety-Eighth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary, all on April 30, 2019, but as of the day and year first above written. PUGET SOUND ENERGY, INC. By /s/ Matt McArthur Matt McArthur Corporate Treasurer Attest: /s/ Samuel S. Osborne Samuel S. Osborne Assistant Secretary

NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) This record was acknowledged before me on April 30, 2019, by MATT McARTHUR as Corporate Treasurer of PUGET SOUND ENERGY, INC., a Washington corporation. /s/ Monica Park (Signature of notary public) Admin Specialist (Title of office) My commission expires Dec. 20, 2022

NINETY-EIGHTH SUPPLEMENTAL INDENTURE 07771-0309/144184333.1 ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING STATE OF WASHINGTON ) ) ss: COUNTY OF KING ) This record was acknowledged before me on April 30, 2019, by SAMUEL S. OSBORNE as Assistant Secretary of PUGET SOUND ENERGY, INC., a Washington corporation. /s/ Monica Park (Signature of notary public) Admin Specialist (Title of office) My commission expires Dec. 20, 2022